Exhibit 99.1



































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                                                                    Exhibit 99.1

                         PRIMARY NETWORK HOLDINGS, INC.
                               11756 Borman Drive
                               St. Louis, MO 63146
                               Attn: Amy Schroeder


                        FORM OF PROXY FOR SPECIAL MEETING
                           TO BE HELD ON JUNE 23, 2000


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned stockholder of PRIMARY NETWORK HOLDINGS, INC., a Delaware corporation, hereby appoints each of Brian Matthews and Mike Torrence as proxies, each of them with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, with all powers possessed by the undersigned, if personally present at the meeting, as indicated below, all the shares of Common Stock, $0.001 per share, of PRIMARY NETWORK HOLDINGS, INC. held of record by the undersigned on May 24, 2000 at the special meeting of stockholders to be held on June 23, 2000 and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and the accompanying proxy statement and prospectus.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VIA FACSIMILE AT (314) 692-3587, ATTN: AMY SCHROEDER. IF THE PROXY CARD IS DELIVERED VIA FACSIMILE, PLEASE CALL AMY SCHROEDER AT (314) 214-0075 PRIOR TO SENDING THE PROXY CARD.

-------------------------------------------------------------- ---------------- -------------- --------------
                                                                     FOR           AGAINST        ABSTAIN

-------------------------------------------------------------- ---------------- -------------- --------------
1.  To approve the merger of PRIMARY NETWORK HOLDINGS, INC.          [ ]             [ ]            [ ]
      with a wholly-owned subsidiary of MPOWER
      COMMUNICATIONS CORP. pursuant to the Agreement and
      Plan of Merger by and among MPOWER COMMUNICATIONS
      CORP., MPOWER MERGER SUB, INC. and PRIMARY NETWORK
      HOLDINGS, INC., dated as of April 17, 2000.
-------------------------------------------------------------- ---------------- -------------- --------------
2.  To approve the adjournment of the special meeting, if            [ ]             [ ]            [ ]
      necessary, to permit further solicitation of proxies.
-------------------------------------------------------------- ---------------- -------------- --------------


            In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof if there are not sufficient votes at the time of the special meeting to approve the merger.

            The undersigned stockholder may revoke this proxy at any time before the votes are cast by delivery to PRIMARY NETWORK HOLDINGS, INC. either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting and voting in person.


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                                    Please sign exactly as name appears.
                                    When shares are held by joint tenants,
                                    both should sign. When signing as
                                    attorney, executor, administrator,
                                    trustee or guardian, please give full
                                    title as such. If a corporation, please
                                    sign in full corporate name by the
                                    president or other authorized officer.
                                    If a partnership, please sign in
                                    partnership name by an authorized
                                    person.

                                    ___________________________________
                                    ___________________________________
                                    Dated:  _______________, 2000